PLEDGE AND SECURITY AGREEMENT

THIS AGREEMENT is made as of this 1stth day of October, 2011 by and between GENERAL AUTOMOTIVE COMPANY, a Nevada corporation with principal offices located at 5422 Carrier Dr., Suite 309, Orlando, Florida 32819 (the "Pledgor"), and DOUGLAS J. NAGEL ("Pledgee").

RECITALS

WHEREAS, Pledgee has loaned funds to the Pledgor in the principal amount of Six Hundred Sixty Thousand ($660,000) Dollars as evidenced by that certain Amended and Restated Convertible Promissory Note of even date herewith given by Pledgor to Pledgee (the “Amended Note); and

WHEREAS, Pledgee has loaned funds to Pro Value Automotive Corporation, a Florida corporation related to the Pledgor (“Pro Value”) in the principal amount of One Hundred Seventy Five Thousand ($175,000) Dollars as evidenced by that certain Secured Promissory Note of even date herewith given by Pro Value to Pledgee (the “Pro Value Note); and

WHEREAS, pursuant to that certain Collateralized Guaranty Agreement among Pledgor and Pledgee of even date herewith (the “Guaranty Agreement”) the Pledgor has unconditionally guaranteed the payment obligations of Pro Value under the Pro Value Note; and

WHEREAS, to secure the obligations of Pledgor under the Amended Note and the Guaranty Agreement, and to secure the obligations of Pro Value under the Pro Value Note, the Pledgor has agreed to grant to Pledgee a first lien on, and security interest in, certain common stock of the Pledgor in Greencell, Inc., a Delaware public corporation (the "Greencell Stock").

AGREEMENT

NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

1. Pledge. To secure the payment and performance of the obligations of Pledgor under the Amended Note and the Guaranty Agreement, and to secure the obligations of Pro Value under the Pro Value Note, the Pledgor hereby grants to Pledgee, a first lien on, and security interest in the Greencell Stock, and in connection therewith pledges and assigns to Pledgee the Greencell Stock. The stock being pledged hereunder is more particularly set forth in Schedule 1, which is attached hereto and made a part hereof. Such shares of stock and interest are referred to as the "Pledged Shares" and the certificates representing such Pledged Shares are referred to as the "Certificates". The Stock together with all rights of Pledgor in and to any dividends or other distributions made on or with respect to the Pledged Shares, or in exchange therefore, whether as dividends in cash or property, stock dividends, stock splits, as a result of any recapitalization, reorganization, merger, exchange of shares, or otherwise and all proceeds thereof, are hereinafter collectively referred to as the "Pledged Collateral".

2. Delivery of Pledged Shares. By these presents Pledgors do hereby deliver to David P. Lemoie, Esq., Law Offices of David P. Lemoie, 100 SouthEast Second Street, 44th Floor, Miami, Florida, 33131 (“Escrow Agent”), in pledge for the benefit of Pledgee, all of the Certificates, together with stock powers for the Certificates duly executed in blank for transfer by the registered owner of the Pledged Shares as described in Section 1 of Schedule 1 hereof.

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3. Representations and Warranties. Pledgor represents and warrants that: (i) they own, or will own at the time of delivery, the respective Pledged Shares free and clear of any liens or encumbrances and that there are no restrictions upon the transfer of the Pledged Shares, and (ii) the Pledgor has the right to transfer the Pledged Shares to Pledgee free of any other security interests, liens, encumbrances or restrictions and without obtaining the consent of any person, corporation, or other legal entity.

4. Pledgors’ Covenants.

4.1 Negative Covenants. Without the prior written consent of Pledgee, until the termination of this Pledge Agreement and the pledge created hereby the Pledgor shall engage in the sale, transfer, pledge, hypothecation or creation of any other security interest or encumbrance or on all or any part of the Pledged Shares, or the execution of any agreement contemplating any of the foregoing.

4.2                Affirmative Covenants. In the event that Pledgee is entitled to foreclose upon the Pledged Collateral, the Pledgor shall execute and deliver such representations and certifications as are reasonably necessary or appropriate to comply with the provisions of Rule 144 of the Securities and Exchange Commission, in order to facilitate the Pledgee’s sale or other disposition of the Pledged Stock.

5. Further Assurances. The Pledgor will, upon Pledgee’s request from time to time, and in confirmation of the security interest hereby created, execute and deliver to Pledgee such further acts, deeds, transfers, assurances, financing and continuation statements, and agreements, and take such other action, as Pledgee may reasonably request.

6. Defaults. There shall be an “Event of Default” for purposes of this Agreement if: (i) a Default shall have occurred under the Amended Note or the Pro Value Note; or (ii) the Pledgor shall breach or fail to perform any warrant, covenant, or agreement contained in this Agreement.

7. Remedies. Upon the occurrence and continuance of an Event of Default, Pledgee shall have any may exercise all of the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in Florida and all other applicable laws.

8 Indemnification. Pledgor shall jointly and severally indemnify, defend and hold harmless Pledgee from and against any loss, liability, damage, or expense which Pledgee may incur other than any loss, liability, damage, or expense, occurring as a result of Pledgee’s fraud, willful default, gross negligence or violation of any Federal or State Securities laws, rules or regulations in connection with this Agreement (including without limitation, the investigation or defense of any claim) or the taking, holding, and/or disposing of the Pledged Collateral.

9. Rights of Pledgor in Pledged Shares. For so long as there is no Event of Default, Pledgor shall retain and may exercise all rights of or incident of the ownership of the Pledged Shares, including voting rights, which are not inconsistent with the terms of this Agreement; provided that Pledgor shall not vote the Pledges Shares in any manner contrary to the terms hereof.

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10. Termination. This Agreement and the security interest and pledge created hereby shall terminate on the payment in full of the Indebtedness as provided under the Amended Note and the Pro Value Note. Upon termination, Pledgee shall cause Escrow Agent to deliver to the Pledgor all the Certificates, with all stock powers therefore, and the balance of the Pledged Collateral.

11. Waivers. Pledgee shall at all times have the right to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom to the contrary. The failure of Pledgee at any time to enforce its rights hereunder shall not be construed as having created a custom contrary to the provisions of this Agreement, as having modified in any manner the terms hereof, or as preventing Pledgee from thereafter enforcing strict compliance. All rights and remedies of Pledgee are cumulative and concurrent and the exercise of one right or remedy shall be deemed a waiver or release of any other right or remedy.

12. Entire Agreement. This Agreement, together with the Amended Note, the Pro Value Note, and the Guaranty Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be changed or modified in any manner, nor any rights or remedies waived, except in writing, signed by the party sought to be bound by such change in waiver.

13. Governing Law and Jurisdication. This Agreement shall be governed as to its validity, interpretation and effect by the internal laws of the State of Florida for contracts made and to be performed within the State of Florida. In any legal proceeding involving, directly or indirectly, any matter arising out of or related to this Agreement or the relationship evidenced hereby or thereby, maker, and payee by its acceptance hereof, hereby irrevocably submits to the jurisdiction of any court in Miami-Dade County in the State of Florida or the United States District Court for the Southern District of Florida and agrees not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such county.

14. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Any counterpart of this Agreement may be executed and delivered by any party via facsimile provided a manually executed counterpart is later delivered to the other parties.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement, as an instrument under seal, as of the day and year first above written.

GENERAL AUTOMOTIVE COMPANY

By:	/s/ Daniel Valladao	/s/ Douglas J. Nagel
	DANIEL VALLADAO	DOUGLAS J. NAGEL
Chief Executive Officer

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SCHEDULE I

Certificates to be delivered on or before the date hereof:
Company	Shareholder	No. of Shares	Certificate No.(s)
Greencell, Inc.	General Automotive Company, Inc.	10,750,000

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